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                                                                      Exhibit 21

                                 Subsidiaries of
                           Lexmark International, Inc.

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SUBSIDIARIES                                                          STATE OR COUNTRY OF  INCORPORATION
------------                                                          ----------------------------------
Lexmark Asia Pacific Corporation, Inc.                                 Delaware
Lexmark Receivables Corporation                                        Delaware
Lexington Tooling Company                                              Delaware
Lexmark Mexico Holding Company, Inc.                                   Delaware
Lexmark International De Argentina, Inc.                               Delaware
Lexmark International De Mexico, Inc.                                  Delaware
Lexmark International Trading Corporation                              Delaware
Lexmark Europe Trading Corporation, Inc.                               Delaware
Lexmark Europe Holding Company, I, L.L.C.                              Delaware
Lexmark Europe Holding Company, II, L.L.C.                             Delaware
Lexmark Espana, L.L.C.                                                 Delaware
Lexmark Nordic, L.L.C.                                                 Delaware
Lexmark Canada, Inc.                                                   Canada
Lexmark International, K.K.                                            Japan
Lexmark Handelsgesellschaft m.b.H.                                     Austria
Lexmark International, S.A.                                            Belgium
Lexmark Europe S.A.R.L.                                                France
Lexmark International (Australia) PTY Limited                          Australia
Lexmark International S.r.l.                                           Italy
Lexmark International Finance B.V.                                     Netherlands
Lexmark International (Portugal) Servicos de
  Assistencia e Marketing, Unipessoal, Limitada                        Portugal
Lexmark (Schweiz) AG                                                   Switzerland
Lexmark International Limited                                          UK
Lexmark International (Ireland) Limited                                Ireland
Lexmark International Technology, S.A.                                 Switzerland
Lexmark Deutschland GmbH                                               Germany
Lexmark Solution Services (Australia) PTY Limited                      Australia
Solution Services Europe GmbH                                          Germany
Lexmark International (Scotland) Limited                               Scotland
Lexmark International (Czech) s.r.o.                                   Czech
Lexmark International (Philippines), Inc.                              Philippines
Lexmark International Financial Services Company Limited               Ireland
Lexmark S.A.R.L. (Gerant) (France)                                     France
Lexmark International (Singapore) PTE Limited                          Singapore
Lexmark International (China) Limited                                  China
Lexmark International (Korea), Inc.                                    Korea
Lexmark Internacional, S.A. De C.V.                                    Mexico
Lexmark Electronics (Mexico), S.A. de C.V.                             Mexico
Lexmark International de Uruguay S.A.                                  Uruguay
Lexmark International Hungaria Kft                                     Hungary
Lexmark International Service & Support Center Limited                 Ireland
Lexmark International (India) Private Limited                          India
Lexmark Printer (Shenzhen) Company Limited                             China
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SUBSIDIARIES                                                           STATE OR COUNTRY OF  INCORPORATION
------------                                                           ----------------------------------
Lexmark International South Africa (Pty) Limited                       South Africa
Tech-nique Corporate Services (Pty) Limited                            South Africa
Dealerguard Holding 25 (Pty) Limited                                   South Africa
Lexmark International Logistics, BV                                    Netherlands
Lexmark Internacional Servicios, S. de R.L. de C. V.                   Mexico
Lexmark Research & Development Corp.                                   Philippines
Lexmark International S.N.C.                                           France
Lexmark International SCI                                              France
Lexmark Espana L.L.C. & Cia S.R.C.                                     Spain
Lexmark International Do Brasil Limitada                               Brazil
Lexmark International B.V.                                             Netherlands
Lexmark Foreign Sales Corporation                                      Barbados
Lexmark de Peru, SRL                                                   Peru
Lexmark International de Chile Limitada                                Chile
Altmark, s.r.o.                                                        Czech Republic
International Trade and Computing (ITAC) B.V.                          Netherlands
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